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                                                                 Exhibit 23


                        Consent of Independent Auditors

We consent to the use of our report on the financial statements for the year ended August 31, 1997 of Borger Pharmacy, Inc. and Moore Home Health Care, Inc., in the Form 8-K/A dated August 6, 1998 of HORIZON Pharmacies, Inc.

Howard & Waltrip, P.C.
Certified Public Accountants
Dallas, Texas
October 19, 1998